Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-258109 on Form S-3 and Registration Statement No. 333-259617 on Form S-8 of our report dated March 31, 2023, relating to the financial statements of AvePoint, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

New York, New York

March 31, 2023